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Exibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in this Form 8-K/A of our report dated July 24, 2001, relating to the financial statements (not presented in the Form 8-K) of the Pharmaceutical Ingredients Business of Schweizerhall, Inc.

/s/ Rosenberg Rich Baker Berman & Company
--------------------------------------------
Rosenberg Rich Baker Berman & Company
Bridgewater, New Jersey
September 27, 2001










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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  ACETO CORPORATION
                                                  (Registrant)

Dated: September 27, 2001                         By:/s/ Douglas Roth
                                                  ------------------------
                                                  Douglas Roth
                                                  Chief Financial Officer